EXHIBIT 21

Significant Subsidiaries

The following table lists the significant direct and indirect subsidiaries of Legg Mason, Inc. as of March 31, 2020*.

Name of Subsidiary	State (Jurisdiction) or Incorporation or Organization
Brandywine Global Investment Management (Canada), LLC. (1)	Canada
Brandywine Global Investment Management, LLC	Delaware
Clarion Partners, LLC (14)	New York
Clarion Partners Holdings LLC (15)	Delaware
ClearBridge Investments, LLC	Delaware
ClearBridge Management Holdings, LLC	Delaware
ClearBridge, LLC	Maryland
EnTrust Global Group Holdings LLC	Delaware
EnTrust Global LLC	Delaware
Financial Guard, LLC	Delaware
Legg Mason Asset Management Australia Limited	Australia
Legg Mason Asset Management (Japan) Ltd	Japan
Legg Mason Asset Management (Singapore) Pte Ltd. (2)	Singapore
Legg Mason Asset Management Hong Kong Limited (2)	Hong Kong
Legg Mason ClearBridge Holdings, LLC	Delaware
Legg Mason Fund Asset Management, Inc.	Delaware
Legg Mason Funding Limited	Cayman Islands
Legg Mason Global Holdings Limited	Cayman Islands
Legg Mason Holdings (Cayman) LP(9)	Cayman Islands
Legg Mason Holdings 2 (Cayman) LP(3)	Cayman Islands
Legg Mason International Holdings (Cayman) Limited (4)	Cayman Islands
Legg Mason International Holdings, LLC	Delaware
Legg Mason Investor Services, LLC	Delaware
Legg Mason Partners Fund Advisor, LLC	Delaware
Legg Mason Private Portfolio Group, LLC	Delaware
Legg Mason Royce Holdings, LLC	Delaware
Legg Mason & Co., LLC	Maryland
LM/Clarion I, LLC	Delaware
LM/Clarion II, LLC	Delaware
LM Asset Services, LLC	Delaware
LM International Holding LP (5)	Cayman Islands
Martin Currie (Holdings) Limited (6)	Bermuda
Martin Currie Fund Management Limited (7)	Scotland
Martin Currie Investment Management Limited (7)	Scotland
Martin Currie Limited (8)	Scotland
Martin Currie, Inc. (7)	New York
QS Batterymarch Financial Management, Inc.	Maryland
QS Investors Fund Management, LLC	Delaware
QS Investors Holdings, LLC	Delaware
QS Investors, LLC	Delaware
Royce Fund Services, LLC (10)	New York

Royce Management Company, LLC (10)	New York
Royce & Associates GP, LLC (11)	Delaware
Royce & Associates, LP (11)	Delaware
Western Asset Management Company LLC	California
Western Asset Management Company Limited (12)	England and Wales
Western Asset Management Company Pte Ltd. (2)	Singapore
Western Asset Management Company Ltd	Japan
Western Asset Management Company Pty Ltd	Australia
Western Asset Management (Cayman) Holdings Limited	Cayman Islands
Brandywine Global Investment Management Europe (2)	England and Wales
Legg Mason & Co (UK) Limited (2)	England and Wales
Legg Mason (Chile) Inversiones Holdings Limitada (2)	Chile
Legg Mason Australia Holdings Pty (2)	Australia
LM Holdings 2 Limited (2)	England and Wales
Legg Mason Holdings, LLC (9)	England and Wales
Legg Mason Investment Funds Limited (2)	England and Wales
Legg Mason Investments (Europe) Limited (2)	England and Wales
Legg Mason Investments (Ireland) Limited	Ireland
Legg Mason Investments (Taiwan) Limited (5)	Taiwan
LM Holdings Limited (2)	England and Wales
RARE Infrastructure Limited (13)	Australia
Western Asset Holdings (Australia) Pty Limited (2)	Australia

(1) Subsidiary of Legg Mason Holdings 2 (Cayman) LP
(2) Subsidiary of LM International Holding LP
(3) Subsidiary of Legg Mason Holdings (Cayman) LP
(4) Subsidiary of Legg Mason Holdings LLC
(5) Subsidiary of Legg Mason International Holdings LLC
(6) Subsidiary of Legg Mason International Holdings (Cayman) Limited
(7) Subsidiary of Martin Currie Limited
(8)Subsidiary of Martin Currie (Holdings) Limited
(9) Subsidiary of Legg Mason Global Holdings Ltd
(10) Subsidiary of Royce & Associates, LP
(11) Subsidiary of Legg Mason Royce Holdings, LLC
(12) Subsidiary of Western Asset Management (Cayman) Holdings Limited
(13) Subsidiary of Legg Mason Australia Holdings Pty Limited and Treasury RARE Holdings Pty Limited
(14) Subsidiary of Clarion Partners Holdings LLC
(15) Subsidiary of LM/Clarion I, LLC and LM/Clarion II, LLC

* Certain subsidiaries that are not significant have been omitted.